Exhibit 99.1

Phillips Edison Grocery Center REIT I Reports First Quarter 2017 Results

CINCINNATI, OH, May 11, 2017 - Phillips Edison Grocery Center REIT I, Inc., a publicly registered, non-traded real estate investment trust (REIT) focused on the acquisition and management of well-occupied grocery-anchored shopping centers, reported its results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights (vs. First Quarter 2016)

•	Net income attributable to stockholders totaled $1.1 million

•	Funds from operations (FFO) increased 2.8% to $28.3 million

•	Same-center net operating income (NOI) increased 2.9% to $39.4 million

•	Subsequent to quarter-end, on May 9, 2017, the company reaffirmed its estimated value per share of $10.20

Management Commentary
“For the quarter, our same-center results were driven by an increase in minimum rents coupled with an improvement in operating expense management,” said Jeff Edison, Chairman and Chief Executive Officer of Phillips Edison Grocery Center REIT I. “Going forward, we are confident that our investments into redevelopment projects will drive our performance and continue to increase shareholder value. We are committed to maintaining our leadership position in the grocery-anchored shopping center market.”

First Quarter 2017 Financial Results
Net income attributable to stockholders totaled $1.1 million for the first quarter of 2017, compared to $2.2 million during the first quarter of 2016. The results were driven by an increase in depreciation expense and legal and consulting services, offset by an increase in revenue generated by eight new properties acquired since the beginning of 2016.

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), totaled $28.3 million for the first quarter of 2017, compared to $27.5 million during the same year-ago quarter. The 2.8% increase in FFO was driven by an increase in revenue generated by the additional new properties owned as well as the 2.9% increase in same-center NOI.

Modified funds from operations (MFFO) increased 9.5% to $28.3 million for the first quarter of 2017, compared to $25.8 million for the first quarter of 2016.

First Quarter 2017 Portfolio Results
Same-center NOI increased 2.9% to $39.4 million during the first quarter of 2017, compared to $38.3 million during the first quarter of 2016. Contributing to same-center NOI were 137 properties that were owned and operational for the entire portion of both comparable reporting periods. The improvement was driven by an increase in minimum rent per square foot, a 1.0% decrease in same-center operating expenses, and a 0.7% increase in same-center occupancy to 96.8%, since March 31, 2016.

At quarter-end, the portfolio consisted of 154 properties, totaling approximately 16.8 million square feet located in 28 states. Leased portfolio occupancy totaled 96.0%, compared to 95.8% as of March 31, 2016.

During the first quarter of 2017, 132 new and renewal leases were executed totaling 555,000 square feet. Comparable rent spreads, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 26.0% for new leases and 12.9% for renewal leases during the quarter.

One grocery-anchored shopping center, located in Atwater, California, was acquired for a total cost of $15.0 million during the first quarter of 2017. The property totals approximately 96,000 square feet.

Balance Sheet Highlights at March 31, 2017
The company has drawn $234.0 million of its $500 million revolving credit facility, and its net debt to total enterprise value was 36.2%.

The weighted-average interest rate of outstanding debt was 3.0% with a weighted-average maturity of 3.2 years. 53.5% of the total debt is fixed-rate debt. Effective July 2017, an additional $255 million of variable-rate debt will be fixed through a forward starting interest rate swap agreement. Including the debt subject to the interest rate swap, 77.1% of the total debt was fixed-rate debt.

First Quarter 2017 Distributions
Gross distributions of $30.4 million were paid during the first quarter of 2017, including $13.7 million reinvested through the dividend reinvestment plan, for net cash distributions of $16.7 million.

Share Repurchase Program (SRP)
During the three months ended March 31, 2017, $40.3 million was repurchased by the company in accordance with the SRP. Repurchase requests in connection with a stockholder’s death, “qualifying disability,” or “determination of incompetence” were completed in full. The remaining requests, which exceeded the funds available, submitted by qualified investors were completed on a pro rata basis. At March 31, 2017, there were 6.5 million shares of unfulfilled repurchase requests. Funds available for repurchases during the remainder of 2017, if any, are expected to be limited. The company will continue to fulfill repurchases sought upon a stockholder’s death, “qualifying disability,” or “determination of incompetence” in accordance with the terms of the SRP.

Subsequent Events

Estimated Value Per Share
Effective May 9, 2017, the company’s board of directors reaffirmed the estimated value per share of its common stock of $10.20, as of March 31, 2017.

The company engaged Duff & Phelps to provide a calculation of the range in estimated value per share of the company’s common stock as of March 31, 2017. Duff & Phelps prepared a valuation report based substantially on its estimate of the “as is” market values of the company’s portfolio, adjusted to reflect balance sheet assets and liabilities provided by the company’s management as of March 31, 2017, before calculating a range of estimated per share values based on the number of outstanding shares of common stock as of quarter end. These calculations produced an estimated value per share in the range of $9.97 to $11.24.

For a full description of the assumptions and methodologies used to determine the estimated value per share, see the Form 10-Q filed with the SEC on May 11, 2017, which is accessible on the SEC’s website at www.sec.gov.

Property Acquisitions
Subsequent to the quarter’s end, the company acquired two grocery-anchored centers, one located at Rocky Ridge Town Center in Roseville, California and the other located at Greentree Centre in Racine, Wisconsin. Together, the properties total approximately 180,000 square feet and were acquired for an aggregate purchase price of $48.1 million.

Stockholder Update Call
Company management will host a stockholder update webinar on Friday, May 12, 2017 at 11:00 a.m. Eastern time, to provide a portfolio update and to discuss these results. Interested parties can listen to the presentation by clicking the link available in the Events & Presentations section of the Investor Relations website at http://investors.grocerycenterreit1.com/event.

For more information on the company’s quarterly results, please refer to the company’s Form 10-Q filed with the SEC, which is accessible on the SEC’s website at www.sec.gov.

Reconciliation of Non-GAAP Measures

Same-Center Net Operating Income

Same-center net operating income (“same-center NOI”) is presented as a supplemental measure of the company’s performance. Net Operating Income (“NOI”) is defined as total operating revenues, adjusted to exclude lease buy-out income and non-cash revenue items, less property operating expenses and real estate taxes. Same-center NOI represents the NOI for the 137 properties that were owned and operational for the entire portion of both comparable reporting periods, except for those properties classified as redevelopment during either of the periods presented. A property is removed from the same-center pool and classified as redevelopment when it is being repositioned in the market and such repositioning is expected to have a significant impact on property operating income. While there is judgment surrounding changes in designations, once a redevelopment property has stabilized, it is typically moved to the same-center pool the following year. Currently the company has identified nine properties that are classified as redevelopment properties.

The company believes NOI and same-center NOI provide useful information to investors about the company’s financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because same-center NOI excludes the change in NOI from properties acquired after December 31, 2015 and those considered redevelopment properties, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating same-center NOI, and accordingly, same-center NOI may not be comparable to other REITs.

Same-center NOI should not be viewed as an alternative measure of the company’s financial performance since it does not reflect the operations of their entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties that could materially impact results from operations.

The table below is a reconciliation of net income to same-center NOI for the three months ended March 31, 2017 and 2016 (in thousands):

	Three Months Ended March 31,
	2017	2016
Net income	$1,134	$2,253
Adjusted to exclude:
Straight-line rental income	(493)	(899)
Net amortization of above- and below-market leases	(331)	(272)
Lease buyout income	(27)	(365)
General and administrative expenses	7,830	7,553
Depreciation and amortization	27,624	25,706
Interest expense, net	8,390	7,732
Other	1,650	149
NOI	45,777	41,857
Less: NOI from centers excluded from Same-Center	(6,401)	(3,600)
Total Same-Center NOI	$39,376	$38,257

The table below is a comparison of the same-center NOI for the three months ended March 31, 2017, and 2016 (in thousands):

	Three Months Ended March 31,
	2017	2016	$ Change	% Change
Revenues:
Rental income(1)	$42,677	$41,374	$1,303
Tenant recovery income	14,051	14,468	(417)
Other property income	204	151	53
	56,932	55,993	939	1.7%
Operating Expenses:
Property operating expenses	9,295	9,181	114
Real estate taxes	8,261	8,555	(294)
	17,556	17,736	(180)	(1.0)%
Total Same-Center NOI	$39,376	$38,257	$1,119	2.9%

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.

Funds from Operations and Modified Funds from Operations

FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The company uses FFO as defined by the NAREIT to be net income (loss), computed in accordance with GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures, and noncontrolling interests. The company believes that FFO is helpful to investors and its management as a measure of operating performance because, when compared year to year, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.

Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the company uses MFFO, which excludes from FFO the following items:

•	transaction expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of company operations;

•	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting;

•	adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting.

The company believes MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating the company’s operating performance in periods in which there is no acquisition activity.

Many of the adjustments in arriving at MFFO are not applicable to the company. Nevertheless, as explained below, management’s evaluation of the company’s operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

•
Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•
Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•
Gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

•
Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—These adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of liquidity, nor is either of these measures indicative of funds available to fund the company’s cash needs, including its ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate their business plan in the manner currently contemplated.

Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than net income or cash flows from operations prepared in accordance with GAAP. FFO and MFFO, as presented, may not be comparable to amounts calculated by other REITs.

The following section presents the company’s calculation of FFO and MFFO and provides additional information related to the company’s operations for the three months ended March 31, 2017 and 2016 (in thousands):

	Three Months Ended March 31,
(In thousands, except per share amounts)	2017	2016
Calculation of FFO
Net income attributable to stockholders	$1,106	$2,219
Adjustments:
Depreciation and amortization of real estate assets	27,624	25,706
Noncontrolling interest	(420)	(387)
FFO attributable to common stockholders	$28,310	$27,538
Calculation of MFFO
FFO attributable to common stockholders	$28,310	$27,538
Adjustments:
Net amortization of above- and below-market leases	(331)	(272)
Gain on extinguishment of debt	(524)	(12)
Straight-line rental income	(493)	(899)
Amortization of market debt adjustment	(278)	(612)
Other	1,594	73
Noncontrolling interest	$8	$26
MFFO attributable to common stockholders	$28,286	$25,842

Earnings per common share:
Weighted-average common shares outstanding - basic	183,230	182,246
Weighted-average common shares outstanding - diluted	186,022	185,031
Net income per share - basic and diluted	$0.01	$0.01
FFO per share - basic and diluted	$0.15	$0.15
MFFO per share - basic and diluted	$0.15	$0.14

About Phillips Edison Grocery Center REIT I, Inc.

Phillips Edison Grocery Center REIT I, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of March 31, 2017, the company owned and managed an institutional quality retail portfolio consisting of 154 grocery-anchored shopping centers totaling approximately 16.8 million square feet. For more information, please visit the company’s website at www.grocerycenterREIT1.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the funding available under its share repurchase and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in the company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the company’s filings with the SEC. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
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